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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                       FORM 8-K

                                    CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported) July 2, 1998
                                    (July 2, 1998)



                                HONDO OIL & GAS COMPANY
                (Exact name of registrant as specified in its charter)



                 Delaware                  1-8979           95-1998768
        (State or other jurisdiction   (Commission       (I.R.S. Employer
            of incorporation)           File Number)    Identification No.)


               10375 Richmond Ave, Ste 900, Houston, Texas        77042
                 (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code: (713) 954-4600




         _____________________________________________________________________

             (Former name or former address, if changed since last report)

                         There are no exhibits to this report.














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       Item 5.  Other Events

       The Registrant issued the following press release on July 1, 1998:


       Hondo Oil & Gas Company today announced that that its shares will no longer be traded on the American Stock Exchange as the Company has withdrawn its appeal of the Exchange's delisting decision. Instead, its shares have begun trading over-the-counter on the electronic bulletin board under the symbol HOGL. The Company has been informed that one or more brokers will make a market in the Company's stock, although they are not obligated to do so and may discontinue making a market at any time.

       In April 1998 the Company announced that the rate of decline in production from its Opon No. 3 and Opon No. 4 gas wells in Colombia had been higher than expected during the first five months of production. Recent testing of the wells is complete. An analysis of the test results by the Company's independent reserve engineers has concluded that it will become uneconomic (operating costs will exceed operating revenues) to produce the wells before the end of fiscal 1998 and that the drilling of additional wells would be uneconomic (net profit over the life of a new well would be less than the cost to drill it). In its annual report for the year ended September 30, 1997, the Company reported proved reserves of 52.5 billion cubic feet of natural gas and
       1.9 million barrels of associated liquids, for which the present value of net cash flows was $16.0 million. As a result of the significant declines in production observed since December 1997 and the recently completed testing, proved reserves as of April 30, 1998 are now estimated to be 0.7 billion cubic feet of natural gas and 0.03 million barrels of associated liquids, for which the present value of net cash flows is less than $0.1 million.

       The Company is considering its available alternatives in light of its current financial situation, which may include, among others, negotiation with the Company's existing creditors, dissolution of the Company, or a filing under the applicable bankruptcy law.

       Certain statements in this news release regarding future expectations may be regarded as _forward-looking statements_ within the meaning of the U.S. Securities Litigation Reform Act. They are subject to various risks and uncertainties which are discussed in detail in the Company's Securities and Exchange Commission filings, including the report on Form 10-Q for the quarter ended March 31, 1998. Actual results may vary materially.

       Hondo Oil & Gas Company is an independent oil and gas company focusing on international oil and gas exploration and development.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




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                                          HONDO OIL & GAS COMPANY


       Date: July 2, 1998                 By:  /s/ Stanton J. Urquhart
                                               ______________________________
                                               Stanton J. Urquhart
                                               Vice President


















































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